MILLIMAN VARIABLE INSURANCE TRUST 485BPOS

EXHIBIT 99(e)(ii)

MILLIMAN VARIABLE INSURANCE TRUST

AMENDMENT TO EXHIBIT A TO THE

DISTRIBUTION AGREEMENT

THIS AMENDMENT (the “Amendment”), effective as of the [ ] day of [ ], 2023, to Exhibit A to the Distribution Agreement, dated as of January 6, 2021 (the “Distribution Agreement”), is entered into by and between Milliman Variable Insurance Trust, a Delaware statutory trust (the “Client”), and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, each of the Client and the Distributor is a party to the Distribution Agreement; and

WHEREAS, each of the Client and the Distributor desires to amend the Distribution to replace Exhibit A.

NOW, THEREFORE, the parties agree as follows:

1.       Exhibit A to the Distribution Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.       Except to the extent amended hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the day and year first above written.

Foreside Fund Services, LLC

By:

Date:	[ ] [ ], 2023

Milliman Variable Insurance Trust

By:

Date:	[ ] [ ], 2023

EXHIBIT A

Fund Names

Milliman 6-Month Buffered S&P 500 with Par Up Outcome Strategy

1.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jan/Jul
2.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Feb/Aug
3.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Mar/Sep
4.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Apr/Oct
5.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - May/Nov
6.	Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jun/Dec

Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Strategy

7.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jan/Jul
8.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Feb/Aug
9.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Mar/Sep
10.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Apr/Oct
11.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - May/Nov
12.	Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jun/Dec

Milliman 6-Month Buffered S&P 500 with Trigger Outcome Strategy

13.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jan/Jul
14.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Feb/Aug
15.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Mar/Sep
16.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Apr/Oct
17.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - May/Nov
18.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jun/Dec

Milliman 1-Year Buffered S&P 500 with Spread Outcome Strategy

19.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jan
20.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Feb
21.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Mar
22.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Apr
23.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - May
24.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jun
25.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jul
26.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Aug
27.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Sep
28.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Oct
29.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Nov
30.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Dec

Milliman 1-Year Floored S&P 500 with Par Up Outcome Strategy

31.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jan
32.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Feb
33.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Mar
34.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Apr
35.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - May
36.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jun
37.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jul

A-2

38.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Aug
39.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Sep
40.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Oct
41.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Nov
42.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Dec

Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Strategy

43.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jan
44.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Feb
45.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Mar
46.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Apr
47.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - May
48.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jun
49.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jul
50.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Aug
51.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Sep
52.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Oct
53.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Nov
54.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Dec

Milliman 6-Year Buffered S&P 500 with Par Up Outcome Strategy

55.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (I)
56.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (I)
57.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (I)
58.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Oct (I)
59.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (II)
60.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (II)
61.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (II)

Milliman Money Market Strategy

62.	Milliman Money Market Fund

Milliman Hedged Equity Strategy

63.	Milliman – Capital Group Hedged U.S. Growth Fund
64.	Milliman – Capital Group Hedged U.S. Income and Growth Fund

Milliman Community Strategy

65.	Milliman Community Income Fund
66.	Milliman Community Growth Fund

A-3